Exhibit 99.2

NRx Pharmaceuticals, Inc. Announces Pricing of $2.0 Million Underwritten Public Offering of Common Stock

RADNOR, Pa., April 18, 2024 /PRNewswire/ -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), (“NRx Pharmaceuticals” or the “Company”), a clinical-stage biopharmaceutical company, today announced the pricing of its underwritten public offering of shares of its common stock at a public offering price of $3.30 per share, for aggregate gross proceeds of approximately $2.0 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 91,050 shares of common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any. The offering is expected to close on April 19, 2024, subject to satisfaction of customary closing conditions.

EF Hutton LLC is acting as the sole book-runner for the offering.

NRx Pharmaceuticals intends to use the net proceeds from the offering for working capital and general corporate purposes, including its plan to initiate a national treatment protocol and safety database. The Company may also use the net proceeds from the offering to repay certain outstanding debt.

The securities are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-265492), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2022, as amended on June 14, 2022, and declared effective on June 21, 2022.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting EF Hutton LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhuttongroup.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About NRx Pharmaceuticals

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx has partnered with Alvogen and Lotus around the development and marketing of NRX-101 for the treatment of suicidal bipolar depression. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for HTX-100 (IV ketamine), through Hope Therapeutics, in the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a wholly owned subsidiary of NRX Pharmaceuticals focused on development and marketing of an FDA-approved form of intravenous ketamine for the treatment of acute suicidality and depression together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties. Forward-looking statements are often identifiable by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.  These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of its securities; the final terms of the proposed offering; market conditions; satisfaction of customary closing conditions related to the public offering; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE NRx Pharmaceuticals, Inc.

For further information: CORPORATE CONTACTS - Jeremy Feffer, LifeSci Advisors, Inc., jfeffer@lifesciadvisors.com or Matthew Duffy, Chief Business Officer, NRx Pharmaceuticals, Co-CEO, HOPE Therapeutics, Inc., mduffy@nrxpharma.com